EXHIBIT 99.1

Dot VN, Inc. Announces Strategic Partnership with Key-Systems GmbH
Dot VN to Offer Customers Access to a Worldwide Network of Domains with Domain Names for Purchase

SAN DIEGO – Sept. 9, 2009 – Dot VN, Inc. (http://www.DotVN.com) (OTCBB: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced that it has entered into a strategic partnership with Key-Systems GmbH, a leading Internet services provider based in Zweibrücken, Germany, providing Top Level Domain (TLD) registration, management and reselling services.

In the agreement, Dot VN will now be able to offer customers access to 178 unique domains worldwide in the Key-Systems network as an official domain reseller. Dot VN resellers and individual customers will now be able to purchase not only  “.vn” domain names, but also other ccTLDs such as “.de”, “.jp”, “.cn”, “.asia” and “.eu” and generic TLDs (gTLDs) including .com, .net, .edu, ..gov and .org.

 “Our partnership with Key-Systems will allow our continuously expanding network of customers access to 178 unique TLDs worldwide available for purchase,” said Thomas Johnson, CEO of Dot VN, Inc. “By offering a wider variety of TLDs, our network will now have a convenient way to purchase international and generic domains in addition to “.vn” domains. This access adds further value to the Dot VN brand as we seek to offer our customers a world-class resource for technology development at the individual, corporate and organizational levels.”

Key-Systems currently manages more than 2.5 million domains names for customers around the world. As one of the few official members of DENIC e.G, the central register for the Top Level Domain “.de” for Germany, Key-Systems has direct access to the registration system and is able to provide applications in real time to the central register.

“As with all ccTLDs we offer, we always try to provide our customers with a direct registry access. By offering our services, we are looking forward to helping Dot VN explore the Vietnamese domain market,” said Key-Systems CEO Alexander Siffrin.

Vietnam is the second fastest growing economy in the world, with a population of over 86 million people and a literacy rate over 90 percent.  The U.S.-based International Data Group (IDG) forecasts that the Vietnamese IT market’s spending will reach nearly U.S. $2.2 billion this year and over $3.5 billion in 2013 to become the IT market with the highest growth rate in Southeast Asia.

About the Company:

Dot VN, Inc. (www.DotVN.com) provides Internet and Telecommunication services for Vietnam.  Vietnam Internet Network Information Center (“VNNIC”) awarded the Company an “exclusive long term contract” to be the first registrar to market and register its country code Top Level Domain (“ccTLD”) of .VN (Vietnam) and Parking Page Marketing via the Internet.  Dot VN has established agreements with international ISPs (Internet service providers) along with over 100 top international domain resellers and over 90 Vietnamese domain resellers to commercialize ..VN.  Also, the Company is currently developing initiatives to offer Internet Data Center services and Wireless applications.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Thomas M. Johnson, Chairman and CEO
Dot VN, Inc.
Phone: 858-571-2007 x14
Email: Inquiries@DotVN.com
Website: www.DotVN.com
Register your .VN domains at:  www.VN

Investor Relations:
Investor Awareness, Inc.
Tony Schor or Lindsay Kenoe, 847-945-2222
Website: www.InvestorAwareness.com

Media Contact:
North Shore Public Relations, Inc.
Renae Placinski, 847-945-4505
Renae@NorthShorePR.com
Website: www.NorthShorePR.com